Exhibit 99.1

–APi Group Reports Second Quarter and First Half 2021 Financial Results–

-Net revenues, excluding Industrial Services, increased on an organic basis by 21% in the second quarter-

-Adjusted earnings per share in the second quarter of $0.31-

-Acquisition of Chubb fire and security business expected to close around year-end 2021-

New Brighton, Minnesota – August 11, 2021 – APi Group Corporation (NYSE: APG) (“APG”, “APi” or the “Company”) today reported its financial results for the three and six months ended June 30, 2021.

Second Quarter 2021 Highlights:

•

Reported net revenues increased by 10.0% or $89 million to $978 million compared to $889 million in the prior year period, primarily driven by general market recoveries in Safety and Specialty Services and revenue from acquisitions completed in the second half of 2020 in Safety Services, partially offset by the divestiture of two businesses in Industrial Services and the delay and suspension of certain projects in Industrial Services

•

Adjusted net revenues increased by 15.2% or $129 million to $978 million, compared to $849 million in the prior year period, primarily driven by general market recoveries in Safety and Specialty Services, offset by the delay and suspension of certain projects in Industrial Services

•	Net revenues, excluding Industrial Services, increased on an organic basis by 21.1% compared to the prior year period

•

Reported gross margin was 23.7%, representing a 415 basis point increase compared to prior year gross margin of 19.6%, driven by a decrease in amortization expense, improved mix in Safety Services and the divestiture of two businesses in Industrial Services, partially offset by supply chain disruptions and inflation causing downward pressure on margins

•

Adjusted gross margin was 24.2%, representing a 27 basis point decrease compared to prior year adjusted gross margin of 24.5%, driven by supply chain disruptions and inflation causing downward pressure on margins, partially offset by improved mix in Safety Services

•	Reported operating income was $47 million, an improvement of $20 million from prior year operating income of $27 million

•

Reported net income was $21 million, a $15 million decline from prior year net income of $36 million, reflecting a non-cash $9 million loss on the extinguishment of debt and income tax expense of $9 million compared to an income tax benefit of $12 million in the prior year period. Reported net income was $0.09 per diluted share

•

Adjusted net income was $63 million and adjusted diluted EPS was $0.31, representing a $0.03 decline from prior year primarily due to the increased number of shares to 206 million from 174 million in the prior year period

•

Adjusted EBITDA was $106 million or 10.8%, representing a 106 basis point decline compared to prior year adjusted EBITDA margin of 11.9%, driven by supply chain disruptions and inflation causing downward pressure on margins and less contribution from joint ventures in Specialty Services than the prior year period

First Half 2021 Highlights:

•

Reported net revenues increased by 1.9% or $34 million to $1.8 billion compared to $1.7 billion in the prior year period, primarily driven by general market recoveries in Safety and Specialty Services and revenue from acquisitions completed in the second half of 2020 in Safety Services, partially offset by the divestiture of two businesses in Industrial Services and the delay and suspension of certain projects in Industrial Services

•

Adjusted net revenues increased by 6.7% or $112 million to $1.8 billion, compared to $1.7 billion in the prior year period, primarily driven by general market recoveries in Safety and Specialty Services, offset by the delay and suspension of certain projects in Industrial Services

•	Net revenues, excluding Industrial Services, increased on an organic basis by 11.7% compared to the prior year period

•

Reported gross margin was 23.2%, representing a 396 basis point increase compared to prior year gross margin of 19.2%, driven by a decrease in amortization expense, improved mix in Safety Services and the divestiture of two businesses in Industrial Services, partially offset by supply chain disruptions and inflation causing downward pressure on margins

•

Adjusted gross margin was 23.7%, representing a 27 basis point increase compared to prior year gross margin of 23.4%, driven by improved mix in Safety Services, partially offset by supply chain disruptions and inflation causing downward pressure on margins

•	Reported operating income was $45 million, a $252 million increase from prior year operating loss of $207 million, primarily due to the impairment charge of $208 recorded in the prior year period

•

Reported net income was $13 million, a $171 million increase from prior year net loss of $158 million, primarily due to the impairment charge of $208 million recorded in the prior year period. Reported net income was $0.06 per diluted share

•

Adjusted net income was $87 million and adjusted diluted EPS was $0.43, representing a $0.06 decline from prior year due to the increased number of shares to 203 million from 174 million in the prior year period

•

Adjusted EBITDA was $167 million or 9.4%, representing a 39 basis point decline compared to prior year adjusted EBITDA margin of 9.8%, driven by supply chain disruptions and inflation causing downward pressure on margins and less contribution from joint ventures in Specialty Services than the prior year period

Russ Becker, APi’s President and Chief Executive Officer stated: “We are encouraged by the progress towards recovery since the height of the pandemic at this time last year. As we have discussed throughout the quarter, COVID-19 continues to impact our business despite our team’s agility as we manage the rise in the number of COVID-19 cases, coupled with supply chain disruptions and inflation. These supply chain issues impact our work and the work of others on certain projects and ultimately have an effect on our efficiency, causing downward pressure on margins. We expect these negative variables will be with us through the balance of the year, however we do not believe they limit us in achieving our long-term goals. I am incredibly grateful for the leaders across our organization who remain dedicated to meeting robust demand across our key end markets.

The acquisition of Chubb fire and security business, which we anticipate will close around year end, will elevate APi to the world’s leading life safety services provider and create growth opportunities for our leaders, and accelerated earnings growth for our shareholders. Similar to APi, Chubb is a people-centered business. We look forward to welcoming Chubb’s 13,000 employees to our family of businesses and supporting their development as leaders, as the business shifts from a non-core asset to a paramount strategic priority within APi. We believe our combined leadership team will drive towards maximizing business performance and capitalizing on future cross-selling opportunities. We believe there is significant future value creation opportunity as we combine our two organizations and realize revenue as well as cost synergies.”

APi Co-Chair James E. Lillie added: “Our progress this year is meaningful and we are even more excited by the long-term future of APi following the strategic Chubb transaction. While COVID-19 continues to impact our business, as well as those of our customers and suppliers, we remain confident in our ability to execute on our long-term goals for the business.

We believe Chubb is a sleeping giant and will be a core asset for us that we plan to invest behind in the years to come. We believe the transaction will be highly accretive with compelling synergies, complement revenue growth through cross-selling certain products and services and provide meaningful opportunity for margin expansion. Importantly, we estimate that 50%+ of our revenue will be service-based, statutorily-required, recurring revenue.

Our near-term focus will be on closing the transaction and then deleveraging through our asset-light, high free cash flow conversion operating model, while continuing to invest in our leaders and business process improvements. We expect to be at a pro forma net leverage ratio of around 4.25x at closing with the goal of returning to below 3.0x net leverage expeditiously.”

Conference Call

APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Wednesday, August 11, 2021. Participants on the call will include Russ Becker, President and Chief Executive Officer; Tom Lydon, Chief Financial Officer; and James E. Lillie and Sir Martin E. Franklin, Co-Chairs.

To listen to the call by telephone, please dial 877-876-9173 or 785-424-1667 and provide Conference ID 6548827. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://event.on24.com/wcc/r/3303564/F831B4F02051AA0AF54667BF99578379

A replay of the call will be available shortly after completion of the live call/webcast via telephone at 800-839-5127 or 402-220-2692 or via the webcast link above.

About APi:

APi is a market-leading business services provider of safety, specialty and industrial services in over 200 locations in North America and Europe. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

Tel: +1 651-604-2773

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Certain statements in this announcement are forward-looking statements which are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts, including expectations regarding: (i) the Company’s long-term targets, goals and strategies; (ii) certain expected future financial results of the Company; (iii) the expected benefits of the acquisition of Chubb, including the creation of growth opportunities for the Company’s leaders, the acceleration of earnings for the Company’s stockholders, the global expansion of the Company’s business, cross-selling and cost synergy opportunities, and organic growth and margin expansion opportunities; (iv) the Company’s intention to invest in Chubb and make it a core asset of the Company; and (v) the impacts of the COVID-19 pandemic on the future operating and financial performance of the Company and its customers, the Company’s plans and strategies to adapt and respond to the pandemic and the expected impact of those plans and strategies. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition and other risks that may affect the Company’s future performance, including the impacts of the COVID-19 pandemic on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) the inability of the Company to successfully or timely consummate the acquisition of Chubb; (iii) failure to realize the anticipated benefits of the acquisition of Chubb; (iv) changes in applicable laws or regulations; (v) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (vi) other risks and uncertainties. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers and (c) determine certain elements of management’s incentive compensation. Specifically:

•

The Company’s management believes that adjusted net revenues, adjusted gross profit, adjusted selling, general and administrative (“SG&A”) expenses, adjusted net income, and adjusted earnings per share, which are non-GAAP financial measures that exclude business transformation and other expenses for the integration of acquired businesses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as impairment charges, share-based compensation, transaction and other costs related to acquisitions, amortization of intangible assets and depreciation remeasurements associated with acquisitions, net COVID-19 relief, and certain tax benefits from the acquisition of APi Group, Inc. (the “APi Acquisition”), are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.

•

Adjusted net revenues is defined as net revenues excluding the impact and results of businesses classified as assets held-for-sale and businesses divested. The Company’s management believes that this measure is useful as a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of businesses classified as assets held-for-sale and businesses divested, which more meaningfully reflects the Company’s core ongoing operations and performance. The Company uses adjusted net revenues to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results.

•

The Company also presents organic changes in net revenues on a consolidated basis, segment specific basis, or on a consolidated basis excluding certain segments, to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of material acquisitions, completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at the prior year average monthly exchange rates (excluding acquisitions and divestitures). The remainder is divided by the prior year net revenues, excluding the impacts of material acquisitions and completed divestitures. This press release also includes net revenues excluding Industrial Services on an organic basis in order to provide a more complete understanding for investors of the financial results of our two most significant segments for which organic growth is a key metric.

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with certain non-U.S. GAAP financial measures, including EBITDA and adjusted EBITDA, which defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). Adjusted EBITDA margin is calculated as adjusted EBITDA divided by adjusted net revenues. The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses EBITDA and adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results. Consolidated EBITDA is calculated in a manner consistent with segment EBITDA, which is a measure of segment profitability.

•

The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Free cash flow is defined as cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow is defined as cash provided by (used in) operating activities plus or minus events including, but not limited to, transaction and other costs related to acquisitions, business transformation and other expenses for the integration of acquired businesses, impacts of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as COVID-19 related payroll tax deferral and relief items. Adjusted free cash flow conversion is defined as adjusted free cash flow as a percentage of adjusted EBITDA.

The Company does not provide reconciliations of forward-looking non-U.S. GAAP adjusted net revenues and adjusted EBITDA guidance to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, business transformation and other expenses for the integration of acquired businesses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions, amortization of intangible assets, net COVID-19 relief, and certain tax benefits from the APi Acquisition, and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-U.S. GAAP financial measures is included later in this press release.

APi Group Corporation

Condensed Consolidated Statements of Operations (GAAP)

(Amounts in millions, except per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net revenues	$978	$889	$1,781	$1,747
Cost of revenues	746	715	1,368	1,411

Gross profit	232	174	413	336
Selling, general and administrative expenses	185	147	368	335
Impairment of goodwill and intangible assets	—	—	—	208

Operating income (loss)	47	27	45	(207)

Interest expense, net	14	14	29	28
Loss on extinguishment of debt	9	—	9	—
Investment income and other, net	(6)	(11)	(9)	(14)

Other expense, net	17	3	29	14

Income (loss) before income taxes	30	24	16	(221)
Income tax provision (benefit)	9	(12)	3	(63)

Net income (loss)	$21	$36	$13	$(158)

Net income (loss) per common share
Basic	$0.09	$0.18	$0.06	$(0.93)
Diluted	0.09	0.17	0.06	(0.93)
Weighted average shares outstanding
Basic	201	169	197	170
Diluted	206	176	202	170

APi Group Corporation

Condensed Consolidated Balance Sheets (GAAP)

(Amounts in millions)

(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$686	$515
Accounts receivable, net	664	639
Inventories	69	64
Contract assets	184	142
Prepaid expenses and other current assets	82	77

Total current assets	1,685	1,437
Property and equipment, net	348	355
Operating lease right of use assets	105	107
Goodwill	1,079	1,082
Intangible assets, net	912	965
Deferred tax assets	87	89
Other assets	27	30

Total assets	$4,243	$4,065

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$13	$18
Accounts payable	180	150
Accrued liabilities	276	356
Deferred consideration	—	67
Contract liabilities	232	219
Operating and finance leases	29	31

Total current liabilities	730	841
Long-term debt, less current portion	1,457	1,397
Deferred tax liabilities	46	45
Operating and finance leases	81	96
Other noncurrent liabilities	101	128

Total liabilities	2,415	2,507
Total shareholders’ equity	1,828	1,558

Total liabilities and shareholders’ equity	$4,243	$4,065

APi Group Corporation

Condensed Consolidated Statements of Cash Flows (GAAP)

(Amounts in millions)

(Unaudited)

	For the Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$13	$(158)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	102	144
Impairment of goodwill and intangible assets	—	208
Deferred taxes	(1)	(50)
Share-based compensation expense	6	2
Profit-sharing expense	7	6
Non-cash lease expense	16	14
Loss on extinguishment of debt	9	—
Other, net	4	2
Changes in operating assets and liabilities, net of effects of business acquisitions	(137)	64

Net cash provided by operating activities	19	232

Cash flows from investing activities:
Acquisitions, net of cash acquired	(12)	(5)
Purchases of property and equipment	(34)	(17)
Proceeds from disposals of property, equipment and held for sale assets and businesses	11	6

Net cash used in investing activities	(35)	(16)

Cash flows from financing activities:
Proceeds from long-term borrowings	350	1
Payments on long-term borrowings	(318)	(11)
Payments of debt issuance costs	(4)	—
Proceeds from warrant exercises	230	—
Payments of acquisition-related consideration	(70)	(86)
Restricted shares tendered for taxes	(1)	—

Net cash provided by (used in) financing activities	187	(96)
Effect of foreign currency exchange rate on cash and cash equivalents	3	1

Net increase in cash and cash equivalents	174	121
Cash, cash equivalents, and restricted cash, beginning of period	515	256

Cash, cash equivalents, and restricted cash, end of period	$689	$377

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Net revenues and adjusted net revenues (non-GAAP)

Organic change in net revenues (non-GAAP)

(Amounts in millions)

(Unaudited)

Adjusted net revenues

			For the Three Months Ended June 30,		For the Six Months Ended June 30,
			2021	2020	2021	2020
Net revenues (as reported)			$978	$889	$1,781	$1,747
Adjustments to reconcile net revenues to adjusted net revenues:
Divested businesses	(a	)	—	(40)	—	(78)

Adjusted net revenues			$978	$849	$1,781	$1,669

Organic change in net revenues

	For the Three Months Ended June 30, 2021
	Net revenues change (as reported)	Acquisitions and divestitures, net (b)	Foreign currency translation (c)	Organic change in net revenues (d)
Safety Services	38.0%	13.2%	(1.6)%	26.4%
Specialty Services	18.9%	—	—	18.9%
Industrial Services	(60.7)%	(10.3)%	(0.8)%	(49.6)%
Consolidated	10.0%	0.8%	(0.8)%	10.0%
Consolidated, excluding Industrial Services	27.1%	6.8%	(0.8)%	21.1%

	For the Six Months Ended June 30, 2021
	Net revenues change (as reported)	Acquisitions and divestitures, net (b)	Foreign currency translation (c)	Organic change in net revenues (d)
Safety Services	23.0%	11.5%	(1.1)%	12.6%
Specialty Services	13.4%	—	—	13.4%
Industrial Services	(70.0)%	(9.3)%	(0.4)%	(60.3)%
Consolidated	1.9%	0.8%	(0.6)%	1.7%
Consolidated, excluding Industrial Services	17.5%	6.4%	(0.6)%	11.7%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.
(b)

Adjustments to exclude net revenues from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition and net revenues from divestitures for all periods for businesses divested as of June 30, 2021.

(c)

Represents the effect of foreign currency on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at the prior year average monthly exchange rates (excluding acquisitions and divestitures).

(d)

Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Gross profit and adjusted gross profit (non-GAAP)

SG&A and adjusted SG&A (non-GAAP)

(Amounts in millions)

(Unaudited)

Adjusted gross profit

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2021	2020	2021	2020
Gross profit (as reported)		$232	$174	$413	$336
Adjustments to reconcile gross profit to adjusted gross profit:
Divested businesses	(a)	—	(1)	—	(1)
Backlog amortization	(b)	2	23	3	45
Depreciation remeasurement	(c)	3	12	6	11

Adjusted gross profit		$237	$208	$422	$391

Adjusted net revenues	(d)	$978	$849	$1,781	$1,669
Adjusted gross margin		24.2%	24.5%	23.7%	23.4%

Adjusted SG&A

			For the Three Months Ended June 30,		For the Six Months Ended June 30,
			2021	2020	2021	2020
Selling, general and administrative expenses (“SG&A”) (as reported)			$185	$147	$368	$335
Adjustments to reconcile SG&A to adjusted SG&A:
Divested businesses	(a	)	(1)	(1)	(1)	(2)
Contingent consideration and compensation	(e	)	6	10	4	3
Amortization of intangible assets	(f	)	(30)	(28)	(60)	(58)
Depreciation remeasurement	(c	)	(2)	3	(3)	(1)
Business process transformation costs	(g	)	(8)	(2)	(14)	(4)
Public company registration, listing and compliance	(h	)	—	(1)	—	(5)
Acquisition expenses	(i	)	—	—	(3)	—
COVID-19 severance costs at Canadian subsidiaries	(j	)	$—	(1)	—	(1)

Adjusted SG&A expenses			$150	$127	$291	$267

Adjusted net revenues	(d	)	$978	$849	$1,781	$1,669
Adjusted SG&A as a percentage of adjusted net revenues			15.3%	15.0%	16.3%	16.0%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.
(b)	Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(c)

Adjustment to reflect annualized depreciation expense of $60 million, which is approximately equivalent to medium to long-term cash capital expenditures, and excludes a portion of depreciation arising from purchase accounting step up to fair value of property and equipment.

(d)	Adjusted net revenues derived from non-GAAP reconciliations included elsewhere in this press release.
(e)

Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.

(f)	Adjustment to reflect the addback of amortization expense.
(g)

Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(h)	Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(i)	Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(j)	Adjustment to reflect the elimination of severance costs in Canada related to COVID-19.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

EBITDA and adjusted EBITDA (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the Three Months Ended June 30,		For the Six Months Ended June 30,
			2021	2020	2021	2020
Net income (loss) (as reported)			$21	$36	$13	$(158)
Adjustments to reconcile net income (loss) to EBITDA:
Interest expense, net			14	14	29	28
Income tax provision (benefit)			9	(12)	3	(63)
Depreciation and amortization			52	74	102	144

EBITDA			$96	$112	$147	$(49)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Divested businesses	(a	)	(1)	(1)	(1)	6
Contingent consideration and compensation	(b	)	(6)	(10)	(4)	(3)
Impairment of goodwill and intangible assets	(c	)	—	—	—	203
Business process transformation costs	(d	)	8	2	14	4
Public company registration, listing and compliance	(e	)	—	1	—	5
Acquisition expenses	(f	)	—	—	4	—
COVID-19 relief at Canadian subsidiaries, net	(g	)	—	(3)	(2)	(3)
Loss on extinguishment of debt	(h	)	9	—	9	—

Adjusted EBITDA			$106	$101	$167	$163

Adjusted net revenues	(i	)	$978	$849	$1,781	$1,669
Adjusted EBITDA as a percentage of adjusted net revenues			10.8%	11.9%	9.4%	9.8%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(b)

Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.

(c)	Adjustment to reflect the elimination of non-cash impairment charges related to goodwill and intangible assets.
(d)

Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(e)	Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(f)	Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(g)	Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief, net of severance costs.
(h)	Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments of long-term debt.
(i)	Adjusted net revenues derived from non-GAAP reconciliations included elsewhere in this press release.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Income (loss) before income tax, net income (loss) and EPS and

Adjusted income before income tax, net income (loss) and EPS (non-GAAP)

(Amounts in millions, except per share data)

(Unaudited)

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2021	2020	2021	2020
Income (loss) before income tax provision (as reported)		$30	$24	$16	$(221)
Adjustments to reconcile income (loss) before income tax provision to adjusted income before income tax provision:
Divested businesses	(a)	(1)	—	(1)	6
Amortization of intangible assets	(b)	32	51	63	103
Depreciation remeasurement	(c)	5	9	9	12
Contingent consideration and compensation	(d)	(6)	(10)	(4)	(3)
Impairment of goodwill and intangible assets	(e)	—	—	—	203
Business process transformation costs	(f)	8	2	14	4
Public company registration, listing and compliance	(g)	—	1	—	5
Acquisition expenses	(h)	—	—	4	—
COVID-19 relief at Canadian subsidiaries, net	(i)	—	(3)	(2)	(3)
Loss on extinguishment of debt	(j)	9	—	9	—

Adjusted income before income tax provision (benefit)		$77	$74	$108	$106

Income tax provision (benefit) (as reported)		$9	$(12)	$3	$(63)
Adjustments to reconcile income tax provision (benefit) to adjusted income tax provision:
Income tax provision adjustment	(k)	5	27	18	84

Adjusted income tax provision		$14	$15	$21	$21

Adjusted income before income tax provision		$77	$74	$108	$106
Adjusted income tax provision		14	15	21	21

Adjusted net income		$63	$59	$87	$85

Diluted weighted average shares outstanding (as reported)		206	176	202	170
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of Preferred Shares	(l)	—	(2)	1	4

Adjusted diluted weighted average shares outstanding		206	174	203	174

Adjusted diluted EPS		$0.31	$0.34	$0.43	$0.49

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(b)	Adjustment to reflect the addback of pre-tax amortization expense related to intangible assets.
(c)

Adjustment to reflect annualized depreciation expense of $60 million, which is approximately equivalent to medium to long-term cash capital expenditures, and excludes a portion of depreciation arising from purchase accounting step up to fair value of property and equipment.

(d)

Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.

(e)	Adjustment to reflect the elimination of non-cash impairment charges related to goodwill and intangible assets.
(f)

Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(g)	Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(h)	Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(i)	Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief, net of severance costs.
(j)	Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments of long-term debt.
(k)

Adjustment to reflect an adjusted effective cash tax rate of 20% for the six months ended June 30, 2021 and 20% for the three and six months ended June 30, 2020 (taking into consideration the tax benefits associated with the realization of accelerated depreciation attributable to the approximately $350 million tax asset acquired with the APi Acquisition) applied to resulting adjusted pre-tax income inclusive of the adjustments shown above. The adjustment for the three months ended June 30, 2021 is the amount required to adjust the six-month period to 20%.

(l)

Adjustment for the three and six months ended June 30, 2021 and 2020 reflects addition of the GAAP dilutive impact of 4 million shares associated with the deemed conversion of Preferred Shares. Adjustment for the three and six months ended June 30, 2021 is offset by the elimination of 4 million and 3 million shares, respectively, to reflect the dilutive effect of the Preferred Share dividend as the dividend is contingent upon the share price the last ten days of the calendar year and was not earned as of June 30, 2021. Adjustment for the three months ended June 30, 2020 is offset by the elimination of 6 million shares reflecting the dilutive effect of the Preferred Share dividend as the dividend is contingent upon the share price the last ten days of the calendar year and was not earned as of June 30, 2020.

APi Group Corporation

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the Three Months Ended June 30,		For the Six Months Ended June 30,
			2021 (a)	2020 (a)	2021 (a)	2020 (a)
Safety Services
Adjusted net revenues			$512	$371	$978	$795
Adjusted gross profit			163	118	310	247
Adjusted EBITDA			75	47	138	100
Adjusted gross margin			31.8%	31.8%	31.7%	31.1%
Adjusted EBITDA as a percentage of adjusted net revenues			14.6%	12.7%	14.1%	12.6%
Specialty Services
Adjusted net revenues			$415	$349	$736	$649
Adjusted gross profit			71	66	112	104
Adjusted EBITDA			48	51	70	69
Adjusted gross margin			17.1%	18.9%	15.2%	16.0%
Adjusted EBITDA as a percentage of adjusted net revenues			11.6%	14.6%	9.5%	10.6%
Industrial Services
Adjusted net revenues			$68	$133	$93	$232
Adjusted gross profit			3	24	—	40
Adjusted EBITDA			2	20	(4)	31
Adjusted gross margin			4.4%	18.0%	—	17.2%
Adjusted EBITDA as a percentage of adjusted net revenues			2.9%	15.0%	(4.3)%	13.4%
Total adjusted net revenues before corporate and eliminations	(b	)	$995	$853	$1,807	$1,676
Total adjusted EBITDA before corporate and eliminations	(b	)	125	118	204	200
Adjusted EBITDA as a percentage of adjusted net revenues before corporate and eliminations	(b	)	12.6%	13.8%	11.3%	11.9%
Corporate and Eliminations
Adjusted net revenues			$(17)	$(4)	$(26)	$(7)
Adjusted EBITDA			(19)	(17)	(37)	(37)
Total Consolidated
Adjusted net revenues			$978	$849	$1,781	$1,669
Adjusted gross profit			237	208	422	391
Adjusted EBITDA			106	101	167	163
Adjusted gross margin			24.2%	24.5%	23.7%	23.4%
Adjusted EBITDA as a percentage of adjusted net revenues			10.8%	11.9%	9.4%	9.8%

Notes:

(a)	Information derived from non-GAAP reconciliations included elsewhere in this press release.
(b)	Calculated from results of the Company’s operating segments shown above, excluding Corporate and Eliminations.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the Three Months Ended June 30,		For the Six Months Ended June 30,
			2021	2020	2021	2020
Safety Services
Safety Services EBITDA			$73	$49	$138	$67
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a	)	1	1	1	2
Impairment of goodwill and intangible assets	(b	)	—	—	—	34
Business process transformation	(e	)	1	—	1	—
COVID-19 relief at Canadian subsidiaries, net	(c	)	—	(3)	(2)	(3)

Safety Services adjusted EBITDA			$75	$47	$138	$100

Specialty Services
Specialty Services EBITDA			$55	$62	$75	$(46)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a	)	(7)	(11)	(5)	(5)
Impairment of goodwill and intangible assets	(b	)	—	—	—	120

Specialty Services adjusted EBITDA			$48	$51	$70	$69

Industrial Services
Industrial Services EBITDA			$3	$21	$(3)	$(24)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Divested businesses	(d	)	(1)	(1)	(1)	6
Impairment of goodwill and intangible assets	(b	)	—	—	—	49

Industrial Services adjusted EBITDA			$2	$20	$(4)	$31

Corporate and Eliminations
Corporate and eliminations EBITDA			$(35)	$(20)	$(63)	$(46)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Business process transformation	(e	)	7	2	13	4
Public company registration, listing and compliance	(f	)	—	1	—	5
Acquisition expenses	(g	)	—	—	4	—
Loss on extinguishment of debt	(h	)	9	—	9	—

Corporate and Eliminations adjusted EBITDA			$(19)	$(17)	$(37)	$(37)

Notes:

(a)

Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.

(b)	Adjustment to reflect the elimination of non-cash impairment charges related to goodwill and intangible assets.
(c)	Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief, net of severance costs.
(d)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(e)

Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(f)	Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(g)	Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(h)	Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments of long-term debt.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

	For the Three Months Ended June 30, 2021					For the Three Months Ended June 30, 2020
	As Reported	Adjustments			As Adjusted	As Reported	Adjustments			As Adjusted
Safety Services
Net revenues	$512	$—			$512	$371	$—			$371
Cost of revenues	350	(1)	(a	)	349	263	(11)	(a	)	253
							1	(b	)

Gross profit	$162	$1			$163	$108	$10			$118

Gross margin	31.6%				31.8%	29.1%				31.8%
Specialty Services
Net revenues	$415	$—			$415	$349	$—			$349
Cost of revenues	348	(1)	(a	)	344	301	(8)	(a	)	283
		(3)	(b	)			(10)	(b	)

Gross profit	$67	$4			$71	$48	$18			$66

Gross margin	16.1%				17.1%	13.8%				18.9%
Industrial Services
Net revenues	$68	$—			$68	$173	$(40)	(c	)	$133
Cost of revenues	65	—			65	155	(39)	(c	)	109
							(4)	(a)
							(3)	(b	)

Gross profit	$3	$—			$3	$18	$6			$24

Gross margin	4.4%				4.4%	10.4%				18.0%
Corporate and Eliminations
Net revenues	$(17)	$—			$(17)	$(4)	$—			$(4)
Cost of revenues	(17)	—			(17)	(4)	—			(4)
Total Consolidated
Net revenues	$978	$—			$978	$889	$(40)	(c	)	$849
Cost of revenues	746	(2)	(a	)	741	715	(39)	(c	)	641
		(3)	(b	)			(23)	(a	)
							(12)	(b	)

Gross profit	$232	$5			$237	$174	$34			$208

Gross margin	23.7%				24.2%	19.6%				24.5%

Notes:

(a)	Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)

Adjustment to reflect annualized depreciation expense of $60 million, which is approximately equivalent to medium to long-term cash capital expenditures, and excludes a portion of depreciation arising from purchase accounting step up to fair value of property and equipment.

(c)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

	For the Six Months Ended June 30, 2021					For Six Months Ended June 30, 2020
	As Reported	Adjustments			As Adjusted	As Reported	Adjustments			As Adjusted
Safety Services
Net revenues	$978	$—			$978	$795	$—			$795
Cost of revenues	669	(1)	(a	)	668	569	(21)	(a	)	548

Gross profit	$309	$1			$310	$226	$21			$247

Gross margin	31.6%				31.7%	28.4%				31.1%
Specialty Services
Net revenues	$736	$—			$736	$649	$—			$649
Cost of revenues	632	(2)	(a	)	624	571	(16)	(a	)	545
		(6)	(b	)			(10)	(b	)

Gross profit	$104	$8			$112	$78	$26			$104

Gross margin	14.1%				15.2%	12.0%				16.0%
Industrial Services
Net revenues	$93	$—			$93	$310	$(78)	(c	)	$232
Cost of revenues	93	—			93	278	(77)	(c	)	192
							(8)	(a	)
							(1)	(a	)

Gross profit	$—	$—			$—	$32	$8			$40

Gross margin	—				—	10.3%				17.2%
Corporate and Eliminations
Net revenues	$(26)	$—			$(26)	$(7)	$—			$(7)
Cost of revenues	(26)	—			(26)	(7)	—			(7)
Total Consolidated
Net revenues	$1,781	$—			$1,781	$1,747	$(78)	(c	)	$1,669
Cost of revenues	1,368	(3)	(a	)	1,359	1,411	(77)	(c	)	1,278
		(6)	(b	)			(45)	(a	)
							(11)	(a	)

Gross profit	$413	$9			$422	$336	$55			$391

Gross margin	23.2%				23.7%	19.2%				23.4%

(a)	Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)

Adjustment to reflect annualized depreciation expense of $60 million, which is approximately equivalent to medium to long-term cash capital expenditures, and excludes a portion of depreciation arising from purchase accounting step up to fair value of property and equipment.

(c)	Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Free cash flow and adjusted free cash flow and conversion (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the Six Months Ended June 30,
			2021	2020
Net cash provided by operating activities (as reported)			$19	$232
Less: Purchases of property and equipment			(34)	(17)

Free cash flow			$(15)	$215
Add (deduct): Cash payments (sources) related to following items:
Divested businesses	(a	)	—	(4)
Contingent consideration and compensation	(b	)	19	6
Business process transformation costs	(c	)	14	4
Public company registration, listing and compliance	(d	)	—	5
Acquisition expenses	(e	)	4	—
COVID-19 relief at Canadian subsidiaries, net	(f	)	(2)	(3)

Adjusted free cash flow			$20	$223

Adjusted EBITDA	(g	)	$167	$163
Adjusted free cash flow conversion			12.0%	136.8%

Notes:

(a)	Adjustment to reflect the elimination of operating cash and purchases of property and equipment related to businesses divested and classified as held-for-sale.
(b)	Adjustment to reflect the elimination of deferred payments to prior owners of acquired businesses not expected to continue or recur.
(c)

Adjustment to reflect the elimination of operating cash used for non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(d)	Adjustment to reflect the elimination of operating cash used for public company registration, listing and compliance costs.
(e)	Adjustment to reflect the elimination of potential and completed acquisition-related costs.
(f)	Adjustment to reflect the elimination of cash received in Canada for COVID-19 relief, net of severance costs paid, not expected to continue or recur.
(g)	Adjusted EBITDA derived from non-GAAP reconciliations included elsewhere in this press release.